Exhibit 99.2

For Immediate Release

December 22, 2009

Media Relations Contacts:

Andrew Shane

andrew.shane@idearc.com

(972)453-6473

Investor Relations Contact:

Cliff Wilson

(972) 453-6188

cliff.wilson@idearc.com

Court Enters Order Confirming Idearc Plan of Reorganization

Idearc Anticipates Emergence from Chapter 11 on or About December 31, 2009

DALLAS —Idearc Inc. (IDARQ.PK) today announced the U.S. Bankruptcy Court for the Northern District of Texas, Dallas Division has entered an order formally confirming Idearc’s plan of reorganization, positioning the Company to emerge from its Chapter 11 bankruptcy proceedings on or about December 31, 2009.

As previously announced, following a confirmation hearing earlier this month, the Court approved a global settlement agreement reached by Idearc and its major creditor groups that resolves all pending litigation among the parties and all objections by such parties to confirmation of the plan of reorganization.

“We are very pleased to have reached another important milestone on our path to emergence from the Chapter 11 process by year-end,” said Scott W. Klein, chief executive officer of Idearc Inc. “Idearc will emerge from this process in a much stronger position financially and with a renewed focus on executing our long-term business objectives.”

Under Idearc’s proposed plan of reorganization, the Company’s total debt will be reduced from approximately $9 billion to $2.75 billion of secured bank debt, with the Company’s current bank debt holders, bond holders and certain other creditors receiving new common stock of reorganized Idearc or, if they choose, cash (subject to proration and closing conditions). The proposed plan provides that the current holders of Idearc’s common stock will not receive any distributions as part of the reorganization, and their equity interests will be cancelled and have no value once the plan becomes effective.

More information about Idearc’s restructuring is available at www.idearc.com/restructuring.

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Forward-Looking Statements

Certain statements included in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that include the words “believe,” “will,” “would,” “propose,” “anticipate,” “foresee,” and similar expressions identify forward-looking statements. Idearc cautions you not to place undue reliance on these forward-looking statements. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements:(i) the risk that the conditions to the standby purchase agreement are not met and the transactions contemplated thereby are not consummated; (ii)  the risk that Idearc’s pending bankruptcy disrupts current plans and operations; (iii) risks that Idearc’s business could suffer from the loss of key customers, suppliers, or personnel during the pendency of the bankruptcy cases. For a discussion of these and other risks and uncertainties, including the risks associated with Idearc’s pending bankruptcy proceedings generally, see Idearc’s periodic filings with the Securities and Exchange Commission, which you may view at www.sec.gov, and in particular, Idearc’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008 and Idearc’s subsequent Quarterly Reports on Form 10-Q.

About Idearc Inc.

Idearc Inc. (IDARQ.PK) delivers products on multiple platforms to help consumers find the information they want, wherever they are. Idearc’s multi-platform of advertising solutions includes, but is not limited to, Idearc®, Idearc Media®, the Idearc logo, the Idearc Media logo, Verizon® Yellow Pages, Verizon® White Pages, Verizon® Yellow Pages Companion Directories, FairPoint® Yellow Pages, FairPoint® Yellow Pages Companion Directories, Superpages®, Superpages.com®, Switchboard®, Switchboard.com™, LocalSearch.comSM, Superpages MobileSM, Superpages Direct™, Superpages Direct Exclusive Mailer™, SuperGuaranteeSM, and SuperTradeExchange.comTM.  For more information, visit www.idearc.com.

IDAR-G